Exhibit 99.1
1  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Announces First Quarter 2025 Financial Results
NEW YORK, May 13, 2025 — Galaxy Digital Inc. (TSX: GLXY) (the "Company" or "GDI") today released financial results for the three months ended March 31, 2025, for both itself and Galaxy Digital Holdings LP
(the "Partnership" or "GDH LP"). In this press release, a reference to "Galaxy", "we", "our" and similar words refer to GDH LP, its subsidiaries and affiliates including GDI, or any one of them, as the context requires.
— U.S. Listing and Reorganization
Galaxy held a special meeting of shareholders on May 9, 2025 wherein shareholders voted in favor of the reorganization and domestication of Galaxy as a Delaware incorporated entity.
As of May 13, 2025, the Company and GDH LP reorganized and domesticated to the United States.
The Company intends to list on Nasdaq on May 16, 2025.
Galaxy transitioned to reporting its financial results in accordance with U.S. Generally Accepted
Accounting Principles (“GAAP”).
— Financial Highlights
•Net loss of $295 million for the first quarter 2025, or a loss of $0.86 per diluted share, driven primarily by the depreciation of digital asset prices in the quarter and a one-time $57 million impairment charge and disposal costs related to the wind-down of mining operations at our Helios data center campus.
•Equity capital of $1.9 billion as of March 31, 2025, and holdings of approximately $1.1 billion in cash and net stablecoins.1
•As of May 12, 2025, second-quarter-to-date operating income was estimated between $160 million and
$170 million, and as of the same date, equity capital was estimated at $2.2 billion.2
— Corporate Updates
Helios Data Center Campus: Subsequent to the end of the first quarter 2025, CoreWeave exercised its first option to access additional critical IT load for its artificial intelligence ("AI") and high-performance computing ("HPC") operations at Galaxy's Helios data center campus. Under the Phase II option agreement, Galaxy would deliver approximately 260 megawatts (“MW”) of incremental critical IT load to
CoreWeave, with deliveries expected to commence in 2027. This additional capacity would be structured on terms similar to those outlined in the previously announced 15-year, 133 MW lease agreement from March
28, 2025. With this expansion, CoreWeave's total committed capacity for AI and HPC operations at Helios would increase to approximately 393 MW of critical IT load.

SELECT FINANCIAL METRICS	Q1 2025	Q4 2024	Q/Q % Change
Total Assets	$6,336M	$7,120M	(11)%
Equity Capital	$1,902M	$2,194M	(13)%
Cash & Net Stablecoins[1]	$1,074M	$1,015M	6%
Balance Sheet Net Digital Asset Exposure[3]	$908M	$1,437M	(37)%
Net Income (Loss)	($295M)	$118M	N.M.[4]
Book Value Per Share in USD[5]	$5.53	$6.39	(13)%

Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results.
(1) Includes $509M in Cash and Cash Equivalents, and $565M in Net Stablecoins. Net stablecoins includes all stablecoins categorized as assets, less all stablecoins categorized as liabilities on the statement of financial position. Net stablecoins is a non-GAAP measure. Refer to the reconciliation on page 10.
(2) This preliminary, unaudited quarter-to-date financial information is as of May 12, 2025. Financial results exclude completion of the full quarterly valuation process of our investment portfolio and the performance of other quarter-end close procedures. This data is subject to change as management completes its quarterly close procedures.
(3) Refer to page 5 of this release for a breakout of our balance sheet net digital assets exposure.
(4) Abbreviation for "Not Meaningful".
(5) Calculated as equity capital divided by outstanding Class A and Class B Units.

2  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
— Segment Consolidation & GAAP Adoption
In the first quarter 2025, Galaxy streamlined its financial reporting by consolidating its activities into two operating business segments, Digital Assets and Data Centers, along with a Treasury & Corporate segment.
As part of Galaxy's successful domestication as a Delaware incorporated entity, effective May 13, 2025, we have transitioned from reporting our financial results under International Financial Reporting Standards
(“IFRS”) to reporting in accordance with U.S. GAAP.
— Galaxy Financial Snapshot
•Gross revenues & gains/(losses) from operations was $12.9 billion for the first quarter, offset by $13.1 billion of gross transaction expenses. This reflects a quarter-over-quarter (“QoQ”) decline of 21% driven by downward pressure of digital asset prices leading to softer client trading activity. GAAP requires the grossing up of purchases and sales of digital assets with clients and exchanges.
•Digital Assets generated adjusted gross profit1 of $64.8 million in Q1 2025, a 36% decline QoQ, primarily due to the depreciation of digital asset prices, which led to reduced client trading activity and lower assets on platform. Despite these headwinds, the segment maintained positive operating income of $3.5 million for the quarter.
•Galaxy expects to begin generating Data Centers leasing revenue in the first half of 2026, when it starts delivering critical IT capacity to CoreWeave under Phase I of its lease agreement.
•Treasury & Corporate generated an operating loss of $392 million in Q1 2025, driven primarily by the depreciation of digital asset prices in the first quarter as well as a one-time $57 million impairment charge and disposal costs related to the wind-down of mining operations at Helios.

GAAP Revenues and Transaction Expenses	Q1 2025	Q4 2024	Q/Q % Change
Gross Revenues & Gains/(Losses) from Operations	$12,856M	$16,352M	(21)%
Gross Transaction Expenses	$13,059M	$15,892M	(18)%

Segment Reporting Breakdown	Q1 2025	Q4 2024	Q/Q % Change
Digital Assets Adjusted Gross Profit[1]	$64.8M	$101M	(36)%
Global Markets[1,2]	$43.2M	$77.6M	(44)%
Asset Management & Infrastructure Solutions[1,3]	$21.6M	$23.4M	(8)%
Digital Assets Operating Income	$3.5M	$29.4M	(88)%

Data Centers Leasing Revenue	-	-	-
Data Centers Operating Income	($2.9M)	($2.1M)	(35)%

Treasury & Corporate Adjusted Gross Profit[1,4]	($268M)	$360M	N.M.

Treasury & Corporate Operating Income	($392M)	$102M	N.M.

Net Income	($295M)	$118M	N.M.
(1) Adjusted Gross Profit is a non-GAAP financial measure. Please see Non-GAAP Financial Measures below for further information.
(2) Includes Trading and Investment Banking; net of transaction expenses.
(3) Includes Asset Management, Staking and GK8; net of transaction expenses.
(4) Includes Bitcoin Mining; Treasury activities are net of transaction expenses.

3  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
— Digital Assets
Global Markets
Global Markets adjusted gross profit1 totaled $43.2 million in Q1 2025, declining 44% QoQ due to lower digital asset prices, which led to reduced market activity and client trading volumes.
•Digital asset trading volumes declined 20% QoQ.
•Average loan book size increased modestly to $874 million in Q1, driven by ongoing demand from new and existing clients for margin lending and increased interest in structured solutions.
•In Q1 2025, the Investment Banking team served as a co-manager on CoreWeave’s Initial Public
Offering.

KEY PERFORMANCE INDICATORS	Q1 2025	Q4 2024	Q/Q % Change
Global Markets Adjusted Gross Profit[1]	$43.2M	$77.6M	(44)%
Loan Book Size (Average)	$874M	$861M	1%
Total Trading Counterparties	1,381	1,328	4%

Global Markets Adjusted Gross Profit: Gross Profit from Galaxy trading activity, net of transaction expenses and fee revenue associated with the
Investment Banking business. Loan Book Size (Average): Average market value of all open loans, excluding uncommitted credit facilities.

Asset Management & Infrastructure Solutions
Asset Management & Infrastructure Solutions generated $21.6 million of adjusted gross profit1 in 1Q 2025, declining 8% from the prior quarter. The decrease was primarily driven by lower digital asset prices and reduced on-chain activity during the quarter.
•Galaxy ended the first quarter with approximately $7 billion in combined assets under management and assets under stake, down 29% QoQ as a result of declining digital asset prices.
•Galaxy continues to integrate its staking infrastructure with new digital asset custodians, who collectively manage hundreds of billions in assets, giving their clients access to our staking services through their custodial accounts.

KEY PERFORMANCE INDICATORS	Q1 2025	Q4 2024	Q/Q % Change
Asset Management & Infrastructure Solutions Adjusted Gross Profit[1]	$21.6M	$23.4M	(8)%
Assets on Platform	$6,997M	$9,901M	(29)%
ETFs	$2,598M	$3,482M	(25)%
Alternatives	$2,057M	$2,183M	(6)%
Assets Under Stake	$2,343M	$4,235M	(45)%

Assets on Platform: All figures are unaudited. Assets on Platform is inclusive of sub-advised funds, committed capital closed-end vehicles, seed investments by affiliates, affiliated and unaffiliated separately managed accounts, engagements to unwind portfolios, fund of fund products and the total notional value of assets bonded to Galaxy validators, based on prices as of the end of the specified period. This includes certain Galaxy balance sheet assets, Galaxy affiliate assets, and third-party assets. Changes in Assets on Platform are generally the result of performance, contributions, withdrawals, liquidations, and opportunistic mandate wins. Assets on Platform for committed capital closed-end vehicles that have completed their investment period is reported as Net Asset Value (“NAV”) plus unfunded commitment. Assets on Platform for quarterly close vehicles is reported as of the most recent quarter available for the applicable period. Assets on Platform for affiliated separately managed accounts is reported as NAV as of the most recently available estimate for the applicable period. Total Assets on Platform for Q4 2024 was updated from what was previously reported as quarterly close vehicles are reported as of the most recent information available for the applicable period. Note: $26M of staked venture positions are captured within both Assets Under Stake and Alternatives.

(1) Adjusted Gross Profit is a non-GAAP financial measure. Please see Non-GAAP Financial Measures below for further information.
4  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
— Data Centers
High-Performance Computing
Helios Data Center Campus: Subsequent to the end of the first quarter 2025, CoreWeave exercised its first option to access additional critical IT load for its artificial intelligence (“AI”) and high-performance compute (“HPC”) operations at Galaxy's Helios data center campus. Under the Phase II option agreement,
Galaxy would deliver approximately 260 MW of incremental critical IT load to CoreWeave, with deliveries expected to commence in 2027. This additional capacity would be structured on terms similar to those outlined in the previously announced 15-year, 133 MW lease agreement from March 28, 2025. With this expansion, CoreWeave's total committed capacity for AI and HPC operations at Helios would increase to approximately 393 MW of critical IT load, marking a major milestone in scaling Galaxy’s AI and HPC infrastructure platform.

Phase I	Phase II	Phase I + II
133MW	260MW	$900M
Contracted Critical IT Load[1]	Committed Critical IT Load[1]	Anticipated Average Annual Revenue for Combined Phases I + II3
1H26	2027	90%
Expected Delivery Date[2]	Expected Delivery Date[2]	Expected EBITDA Margins[3]

(1) Approximately 200 MW of gross power capacity for Phase I and approximately 400 MW of gross capacity in Phase II.
(2) Will be completed in phases, with the full capacity for Phase I expected to be delivered by the end of the first half of 2026 and Phase II in 2027.
(3) Based on committed contractual terms, internal estimates for capital expenditures, and assumes full capacity utilization of the 393MW of critical IT load. Upon energization of the full 393 MW, we expect to generate more than $700 million in revenue in the first 12 months. Anticipated Average
Annual Revenue over the 15-year term includes the impact of annual escalators. Actual results may differ materially due to business, economic and competitive uncertainties and contingencies, which are beyond the control of the Company and its management and subject to change.

Digital rendering of Galaxy’s expanded Helios campus, optimized for hosting AI and HPC infrastructure.
5  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
— Balance Sheet Net Digital Asset Exposure By Token
The Company’s balance sheet maintains exposure to bitcoin, ether, and other digital assets through a diversified allocation across spot positions, ETFs, private equity holdings and other non-current investments.
Balance sheet net digital asset exposure as of March 31, 2025, is as follows:
(1) Includes associated tokens such as wBTC. In addition to digital assets, net, Galaxy also held interests in investment vehicles designed to hold BTC, including bitcoin futures ETFs, Galaxy sponsored BTC funds, and Mt. Gox Investment Fund LP.
(2) Includes associated tokens such as wETH and stETH. In addition to digital assets, net, Galaxy also held interests in investment vehicles designed to hold
ETH, including spot ETFs and Galaxy sponsored ETH funds.
(3) Includes $19.6 million net SOL and $21.7 million net TIA digital assets. In addition to digital assets, net, Galaxy also held interests in investment vehicles designed to hold digital assets, including the Galaxy sponsored Galaxy Digital Crypto Vol Fund LLC (includes $53.9 million SOL and $17.4 million of AVAX) and
Ripple Labs Inc.
Note: Galaxy also held digital asset derivative positions not reflected in this chart.
6  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
Earnings Conference Call
An investor conference call will be held today, May 13, 2025, at 8:30 AM Eastern Time. A live webcast with the ability to ask questions will be available at: https://investor.galaxy.com/. The conference call can also be accessed by investors in the United States or Canada by dialing 1-800-445-7795, or 1-785-424-1699 (outside the U.S. and Canada). A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company's Investor Relations website. Through June 13, 2025, the recording will also be available by dialing 1-844-512-2921, or 1-412-317-6671 (outside the U.S. and Canada) and using the passcode: 11158991.

About Galaxy Digital Inc. (TSX: GLXY)
Galaxy (TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we invest in and operate cutting-edge data center infrastructure to power AI and high-performance computing, meeting the growing demand for scalable energy and compute solutions in the U.S. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East and Asia. Additional information about
Galaxy's businesses and products is available on www.galaxy.com.
Disclaimer
The TSX has not approved or disapproved of the information contained herein. The Ontario Securities Commission has not passed upon the merits of the disclosure record of Galaxy.
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This press release and the accompanying conference call may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”) and "forward-looking information" under Canadian securities laws (collectively, "forward-looking statements"). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about Galaxy’s intended Nasdaq listing, Galaxy’s business plans and goals, including with respect to the lease with CoreWeave, and the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,”
“possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) the inability to meet and maintain listing standards following our expected listing on Nasdaq; (2) costs related to AI/HPC plans, the transactions, operations and strategy; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) changes or events that impact the cryptocurrency and AI/HPC industry, including potential regulation, that are out of our control; (6) the risk that our business will not grow in line with our expectations or continue on its current trajectory; (7) the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of it; (8) the possibility that there is a disruption or change in power dynamics impacting our results or current or future load capacity; (9) any delay or failure to consummate the business mandates or achieve its pipeline goals (10) technological challenges, cyber incidents or exploits; (11) risks related to retrofitting our existing facility from mining to AI and HPC infrastructure, including the timing of construction and its impact on lease revenue; (12) any inability or difficulty in obtaining financing for the AI and HPC financing on acceptable terms or at all; (13) changes to the AI and HPC infrastructure needs and their impact on future plans at the Helios campus; (14) risks associated with the leasing business, including those associated with counterparties; and (15) those other risks contained in filings we make with the Securities and
Exchange Commission (the “SEC”) from time to time, including in our Quarterly Report on Form 10-Q for the quarter ended March 31,
2025, filed with the SEC on May 13, 2025 and available on Galaxy’s profile at www.sedarplus.ca (our “Form 10-Q”). Factors that could cause actual results to differ materially from those described in such forward-looking statements include, but are not limited to, financing and construction terms and conditions, a decline in the digital asset market or general economic conditions; the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of the stated addressable market; the failure or delay in the adoption of digital assets and the blockchain ecosystem; a delay or failure in developing infrastructure for our business or our businesses achieving our mandates; delays or other challenges in the mining and AI/HPC infrastructure business related to hosting,
7  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
power or construction; any challenges faced with respect to exploits, considerations with respect to liquidity and capital planning; a delay or failure in our anticipated Nasdaq listing; and changes in applicable law or regulation and adverse regulatory developments.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-
looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.
This press release contains certain pre-released second quarter 2025 financial information (the "pre-released financial information").
The pre-released financial information contained in this press release is preliminary and represents the most current information available to management. The Company’s actual consolidated financial statements for such period may result in material changes to the prereleased financial information summarized in this press release (including by any one financial metric, or all of the financial metrics) as a result of the completion of normal quarter accounting procedures and adjustments or due to other risks contained in our
Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Although the Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.
Non-GAAP Financial Measure
In addition to our results determined in accordance with GAAP, this press release and the accompanying tables contain adjusted gross profit, which is a non-GAAP financial measure. Adjusted gross profit is unaudited, presented as supplemental disclosure and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with
GAAP.
Please see page 10 for a reconciliation of adjusted gross profit to revenues and gains / (losses) from operations (including for our individual segments) during the three months ended March 31, 2025 and three months ended December 31, 2024.
It is important to note that the particular items we exclude from, or include in, adjusted gross profit may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise.
Adjusted gross profit is a helpful measure to our management and investors because it eliminates the impact of the directly attributable transaction expenses. As such, it provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
© Copyright Galaxy Digital 2025. All rights reserved.
8  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Holdings LP’s Consolidated Statements of Financial Position (unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents ...............................................................................................	$509,438	$462,103
Digital intangible assets (includes $1,671.3 and $1,997.4 million measured at fair value) ................................................................................................................................	2,123,860	2,547,581
Digital financial assets ........................................................................................................	514,479	359,665
Digital assets loan receivable, net of allowance ............................................................	280,095	579,530
Investments ..........................................................................................................................	545,754	834,812
Assets posted as collateral ................................................................................................	506,634	277,147
Derivative assets .................................................................................................................	128,353	207,653
Accounts receivable (includes $4.5 and $4.2 million due from related parties) ........	28,864	55,279
Digital assets receivable ....................................................................................................	17,674	53,608
Loans receivable .................................................................................................................	407,966	476,620
Prepaid expenses and other assets .................................................................................	29,884	26,892
Total current assets .................................................................................................................	5,093,001	5,880,890
Non-current assets
Digital assets receivable ....................................................................................................	1,996	7,112
Investments (includes $669.6 and $745.5 million measured at fair value) ...............	736,060	808,694
Digital intangible assets .....................................................................................................	15,030	20,979
Loans receivable, non-current ..........................................................................................	56,800	—
Property and equipment, net .............................................................................................	262,216	237,038
Other non-current assets ...................................................................................................	113,052	107,105
Goodwill ................................................................................................................................	58,037	58,037
Total non-current assets .........................................................................................................	1,243,191	1,238,965
Total assets ...........................................................................................................................	$6,336,192	$7,119,855
Liabilities and Equity
Current liabilities
Derivative liabilities .............................................................................................................	89,702	165,858
Accounts payable and accrued liabilities (includes $111.0 and $96.9 million due to related parties) ............................................................................................................	270,468	281,531
Digital assets borrowed ......................................................................................................	1,760,455	1,497,609
Payable to customers .........................................................................................................	19,288	19,520
Loans payable .....................................................................................................................	345,249	510,718
Collateral payable ...............................................................................................................	943,513	1,399,655
Other current liabilities .......................................................................................................	73,358	13,034
Total current liabilities .............................................................................................................	3,502,033	3,887,925
Non-current liabilities
Notes payable ......................................................................................................................	763,798	845,186
Digital assets borrowed - non-current ..............................................................................	6,603	—
Other non-current liabilities ...............................................................................................	162,114	192,392
Total non-current liabilities .....................................................................................................	932,515	1,037,578
Total liabilities ......................................................................................................................	4,434,548	4,925,503
Commitments and contingencies (Note 17)
Equity
Unit holders’ capital ............................................................................................................	1,901,644	2,194,352
Total equity ............................................................................................................................	1,901,644	2,194,352
Total liabilities and equity .................................................................................................	$6,336,192	$7,119,855
9  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Holdings LP’s Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Revenues ............................................................................................................................	12,976,206	9,335,372
Net gain / (loss) on digital assets ....................................................................................	(18,223)	346,393
Net gain / (loss) on investments ......................................................................................	(133,167)	63,018
Net gain / (loss) on derivatives trading ...........................................................................	31,059	83,640
Revenues and gains / (losses) from operations ..................................................	12,855,875	9,828,423
Operating expenses:
Transaction expenses .......................................................................................................	13,059,439	9,313,616
Compensation and benefits ...............................................................................................	56,953	61,071
General and administrative .............................................................................................	86,575	19,685
Technology ..........................................................................................................................	9,887	6,492
Professional fees ................................................................................................................	20,772	13,629
Notes interest expense ....................................................................................................	14,071	6,976
Total operating expenses ..........................................................................................	13,247,697	9,421,469
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative .................................................	89,606	(9,713)
Other income / (expense), net .........................................................................................	672	213
Total other income / (expense) ................................................................................	90,278	(9,500)
Net income / (loss) before taxes .....................................................................................	$(301,544)	$397,454
Income taxes expense / (benefit) ....................................................................................	(6,112)	9,327
Net income / (loss) ...............................................................................................................	$(295,432)	$388,127
Net income/ (loss) attributed to:
Unit holders of the Company ............................................................................................	$(295,432)	$388,127
Net income per unit:
Basic ......................................................................................................................................	$(0.86)	$1.19
Diluted ....................................................................................................................................	$(0.86)	$1.10
Weighted average units outstanding used to compute net income per unit:
Basic ......................................................................................................................................	345,233,801	325,159,324
Diluted ....................................................................................................................................	345,233,801	352,999,694
10  |  GLXY • Q1 2025All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Revenue and Gains/(Losses) from Operations
The following table reconciles Revenues and gains / (losses) from operations to adjusted gross profit for the three months ended March
31, 2025 and December 31, 2024:

	Three months ended March 31, 2025
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations	$13,063,899	$—	$(208,024)	$12,855,875
Less: Transaction expenses	(12,999,168)	—	(60,271)	(13,059,439)
Adjusted gross profit	$64,731	$—	$(268,295)	$(203,564)

	Three months ended December 31, 2024
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations	$15,886,430	$—	$465,936	$16,352,366
Less: Transaction expenses	(15,785,458)	—	(106,319)	(15,891,777)
Adjusted gross profit	$100,972	$—	$359,617	$460,589
Reconciliation of Cash & Net Stablecoins
The following table reconciles the Company’s cash and net stablecoin position to the reported financial statements as of March 31,
2025 and December 31, 2024:

(in thousands)	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$509,438	$462,103
Add stablecoins included in:
Digital intangible assets	179,327	152,013
Digital financial assets	496,578	359,665
Digital asset loans receivable, net of allowance	173,452	393,733
	1,358,795	1,367,514
Stablecoin Liabilities
Digital asset loans payable	261,930	189,335
Collateral payable	22,666	163,237
	284,596	352,572
Cash & Net Stablecoins	$1,074,199	$1,014,942